Exhibit 99-a

For Immediate Release
July 25, 2005


                    BellSouth Reports Second Quarter Earnings

        o  Sequential earnings growth from continuing operations
        o  Strong Cingular results drive margin improvements


ATLANTA - BellSouth Corporation (NYSE: BLS) announced second quarter 2005 earnings per share (EPS) from continuing operations of 43 cents compared to 37 cents in the first quarter of 2005 and 51 cents in the second quarter of 2004. Normalized EPS from continuing operations was 46 cents, an increase compared to 39 cents in the first quarter of 2005 and a decline compared to 51 cents in the second quarter of 2004. Normalizing items in the second quarter of 2005 consisted of wireless merger integration costs (2 cents) and debt extinguishment costs (1 cent).

"The realignment of our assets toward wireless and broadband services is starting to pay off," said Duane Ackerman, Chairman and Chief Executive Officer. "Cingular delivered strong growth in customers, revenues and operating margins. Our results this quarter clearly demonstrate how Cingular's progress impacts BellSouth's bottom line. Our wireline business and growing Advertising & Publishing services delivered consistent, overall financial performance."

Normalized Results from Continuing Operations

Normalized results from continuing operations include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Cingular completed its acquisition of AT&T Wireless on Oct. 26, 2004. Results prior to the acquisition date have not been restated.

For the second quarter of 2005, normalized revenue was $8.52 billion, up 2.6 percent compared to the first quarter of 2005. Operating margin was 19.2 percent, a 190 basis point improvement compared to the first quarter of 2005. Net income was $849 million, up $131 million from the first quarter of 2005. These improvements reflect Cingular's continued growth and merger integration progress, stable results from Communications Group and continued Advertising & Publishing revenue growth.

Year-over-year, second quarter 2005 normalized revenue was $8.52 billion compared to $6.71 billion in the second quarter of 2004. Second quarter normalized net income decreased $89 million compared to $938 million in the second quarter of 2004, impacted by a decline in core voice revenues and higher retiree medical expense in the Communications Group and financing costs associated with the acquisition of AT&T Wireless. Year-over-year, Cingular's higher operating income before depreciation and amortization offset increased intangible amortization expense related to the acquisition of AT&T Wireless.

Reported Results from Continuing Operations

For the second quarter of 2005, BellSouth's consolidated reported revenue from continuing operations totaled $5.14 billion, an increase of 1.2 percent compared to the same quarter of 2004. Income from continuing operations was $795 million compared to $939 million in the same quarter of the previous year. In addition to the items noted above, the comparison of period-to-period reported results was negatively impacted by wireless merger integration costs associated with the acquisition of AT&T Wireless.

Operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $1.3 billion for the second quarter of 2005. In June, the Company increased the dividend by more than 7 percent to 29 cents per share quarterly or $1.16 per share annually. Over the last three years, BellSouth has raised the quarterly dividend a total of 53 percent. Capital expenditures for the second quarter of 2005 were $829 million. In addition, the Company has paid down $2.9 billion in debt since the beginning of 2005.


Communications Group

In the second quarter of 2005, Communications Group revenue remained stable at $4.62 billion, a slight increase compared to the same quarter of 2004. Revenue growth from long distance, DSL and small business access line gains effectively offset revenue declines from residential access line loss and large business services. Second quarter operating margin was 23.6 percent compared to 25.0 percent for the full year of 2004.

As of June 30, 2005, total access lines were 20.8 million, down 419,000 compared to the first quarter of 2005. Access line loss was driven by wireless substitution, competition and seasonal household moves that traditionally affect the second quarter. UNE-P access lines resold by BellSouth competitors were down 235,000 compared to the first quarter of 2005. Residential retail access lines were down 204,000. In contrast, business retail access lines held steady, boosted by 33,000 net new access lines in the small business segment.

BellSouth long distance customers reached 53 percent penetration of its mass-market customer base. The Company added 301,000 net mass-market long distance customers during the second quarter of 2005, and now serves nearly 6.8 million mass-market long distance customers. New and existing customers continue to choose BellSouth as their long distance provider. With many residential and small business customers choosing unlimited long distance and international calling plans, average revenue per user (ARPU) is about $17 per month.

Driven by DSL, network data revenue for the second quarter was $1.17 billion, an increase of 4.5 percent compared to the same quarter of 2004. BellSouth now serves more than 2.4 million DSL subscribers. During the second quarter of 2005, BellSouth added 124,000 net DSL customers. Net customer additions declined compared to the first quarter of 2005, impacted by changes in promotional activity during the first quarter and traditional seasonal slowing. Increasing broadband penetration remains a priority for BellSouth.

An additional 80,000 customers added DIRECTV(R) service to their communications packages during the second quarter, bringing the total number of customers with this package to 394,000. Through our successful alliance with DIRECTV(R), BellSouth provides competitively priced packages that include wireline and wireless voice, Internet access and entertainment services.


Cingular Wireless

Cingular Wireless, the nation's largest wireless provider, added approximately
1.1 million net customers in the second quarter of 2005, bringing its nationwide customer base to 51.6 million customers. Cingular's gross customer additions in the second quarter were 4.4 million, demonstrating continued success in the marketplace. Overall churn remained at 2.2 percent in the second quarter of 2005, and postpaid churn improved sequentially by 10 basis points to 1.8 percent.

Cingular's reported revenue was $8.6 billion for the second quarter of 2005, representing a 5.4 percent increase over pro forma revenue from the prior year period and a 4.6 percent sequential increase. BellSouth's normalized revenue includes its 40 percent share of Cingular's reported revenue.

Service ARPU (average revenue per user) in the second quarter was $50.43, a decline of 5.6 percent from the prior year (pro forma) and a sequential increase of 1.7 percent from this year's first quarter ARPU. ARPU from data services continued to grow in the second quarter reaching $4.16, a 46 cent increase from the previous quarter. This increase was driven by customer usage of text messaging, downloadable ringtones, games and many other wireless applications.

Cingular's second quarter normalized service margin from operating income before depreciation and amortization (OIBDA) was 28.9 percent, 340 basis points better than the first quarter of 2005. This increase was driven by improved revenue growth, lower gross customer additions and customer upgrades and operational efficiencies associated with merger synergies.

During the second quarter, 78 percent of Cingular's subscriber base was GSM-equipped, up from 72 percent in the first quarter of 2005. In addition, an impressive 90 percent of the company's total combined minutes are now carried on its GSM network. Through roaming partners, Cingular now has coverage in more than 170 countries worldwide. Cingular is on track to launch UMTS/HSDPA in 15-20 markets by the end of

2005. This next-generation technology provides superior speeds for data and video services.

Advertising & Publishing

In the second quarter of 2005, Advertising & Publishing continued to grow revenue. Revenue was $531 million, a 3.9 percent increase over the same quarter of 2004, and operating margin was 46.1 percent. Segment net income was $154 million, up $4 million compared to the second quarter of 2004.


Normalizing Items

In the second quarter of 2005, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

-------------------------------------------------------- ----------- -----------
                                                            2Q05        2Q04
-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------
GAAP Diluted EPS - Income from continuing operations        $0.43       $0.51
-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------

-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------
Wireless merger integration costs                           $0.02
-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------
Debt extinguishment costs                                   $0.01
-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------

-------------------------------------------------------- ----------- -----------
-------------------------------------------------------- ----------- -----------
Normalized Diluted EPS - Income from continuing
        operations                                          $0.46       $0.51
-------------------------------------------------------- ----------- -----------

Wireless merger integration costs - Represents BellSouth's 40 percent share of tax-effected wireless merger integration costs of $204 million incurred during the second quarter of 2005 in connection with the Cingular/ AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Debt extinguishment costs - Represents one-time expenses associated with the early extinguishment of $300 million of long-term debt in the second quarter of 2005.

About BellSouth Corporation
BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation's largest wireless voice and data provider with more than 50 million customers.

Backed by award winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers(R), residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.com(R) and The Real Yellow Pages(R).

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at www.bellsouth.com.

Further information about BellSouth and Cingular's Second quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through August 1, 2005, and can be accessed by dialing:
Domestic:  800-642-1687 - Conference ID: 4107471
International:  706-645-9291 - Conference ID: 4107471

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; and
(v) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                      2Q05     2Q04   Growth   1Q05    Growth
    Operating Revenues
      Communications group           $4,598  $4,565     0.7%  $4,593     0.1%
      Advertising and publishing        527     507     3.9%     488     8.0%
      All other                          17      11    54.5%      10    70.0%
        Total Operating Revenues      5,142   5,083     1.2%   5,091     1.0%
    Operating Expenses
      Cost of services and products   1,925   1,789     7.6%   1,920     0.3%
      Selling, general &
       administrative expenses          951     938     1.4%     901     5.5%
      Depreciation and amortization     916     914     0.2%     918    -0.2%
        Total Operating Expenses      3,792   3,641     4.1%   3,739     1.4%
    Operating Income                  1,350   1,442    -6.4%   1,352    -0.1%
    Interest Expense                    285     211    35.1%     291    -2.1%
    Other Income (Expense), net         124     224   -44.6%     (24)     N/M*
    Income from Continuing
     Operations before Income Taxes
     and Discontinued Operations      1,189   1,455   -18.3%   1,037    14.7%
    Provision for Income Taxes          394     516   -23.6%     354    11.3%
    Income from Continuing
     Operations                         795     939   -15.3%     683    16.4%
    Income (Loss) from Discontinued
     Operations, net of tax               -      57  -100.0%     381  -100.0%
          Net Income                    795     996   -20.2%   1,064   -25.3%

    Diluted:
      Weighted Average Common Shares
       Outstanding                    1,835   1,836    -0.1%   1,836    -0.1%
      Earnings Per Share:
         Income from Continuing
          Operations                  $0.43   $0.51   -15.7%   $0.37    16.2%
         Income from Discontinued
          Operations                  $0.00   $0.03  -100.0%   $0.21  -100.0%
         Net Income                   $0.43   $0.54   -20.4%   $0.58   -25.9%

    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                 $1,350  $1,442    -6.4%  $1,352    -0.1%
    Operating margin                  26.3%   28.4%  -210 bps   26.6%  -30 bps

    Declared dividends per share      $0.29   $0.27     7.4%   $0.27     7.4%
    Capital expenditures               $829    $731    13.4%    $750    10.5%

    Common shares outstanding         1,832   1,831     0.1%   1,831     0.1%
    Book value per share             $13.10  $11.75    11.5%  $12.93     1.3%



                                                       Year-to-Date
                                              2005       2004        Growth

    Operating Revenues
      Communications group                   $9,191      $9,053        1.5%
      Advertising and publishing              1,015         986        2.9%
      All other                                  27          20       35.0%
        Total Operating Revenues             10,233      10,059        1.7%
    Operating Expenses
      Cost of services and products           3,845       3,587        7.2%
      Selling, general & administrative
       expenses                               1,852       1,860       -0.4%
      Depreciation and amortization           1,834       1,812        1.2%
        Total Operating Expenses              7,531       7,259        3.7%
    Operating Income                          2,702       2,800       -3.5%
    Interest Expense                            576         426       35.2%
    Other Income (Expense), net                 100         854      -88.3%
    Income from Continuing Operations
     before Income Taxes and
     Discontinued Operations                  2,226       3,228      -31.0%
    Provision for Income Taxes                  748       1,139      -34.3%
    Income from Continuing Operations         1,478       2,089      -29.2%
    Income (Loss) from Discontinued
     Operations, net of tax                     381         506      -24.7%
          Net Income                          1,859       2,595      -28.4%

    Diluted:
      Weighted Average Common Shares
       Outstanding                            1,835       1,837       -0.1%
      Earnings Per Share:
         Income from Continuing
          Operations                          $0.81       $1.14      -28.9%
         Income from Discontinued
          Operations                          $0.21       $0.28      -25.0%
         Net Income                           $1.01       $1.41      -28.4%

    * - Not meaningful.

    Selected Financial and Operating
     Data

    Operating income                         $2,702      $2,800       -3.5%
    Operating margin                          26.4%       27.8%     -140 bps

    Declared dividends per share              $0.56       $0.52        7.7%
    Capital expenditures                     $1,579      $1,366       15.6%

     BellSouth Corporation
     Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

     Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                       2Q05     2Q04   Growth   1Q05    Growth
    Operating Revenues
       Communications group            $4,537  $4,514    0.5%  $4,521    0.4%
       Domestic wireless                3,443   1,675  105.6%   3,292    4.6%
       Advertising and publishing         527     507    3.9%     488    8.0%
       All other                           16      10   60.0%      10   60.0%
          Total Operating Revenues      8,523   6,706   27.1%   8,311    2.6%

    Operating Expenses
       Cost of services and products 3,268 2,333 40.1% 3,231 1.1% Selling, general, &
        administrative expenses         2,097   1,519   38.1%   2,053    2.1%
       Depreciation and amortization    1,524   1,140   33.7%   1,588   -4.0%
          Total Operating Expenses      6,889   4,992   38.0%   6,872    0.2%
    Operating Income                    1,634   1,714   -4.7%   1,439   13.6%
    Interest Expense                      392     268   46.3%     403   -2.7%
    Other Income (Expense), net            58       8     N/M*     74  -21.6%
    Income Before Income Taxes          1,300   1,454  -10.6%   1,110   17.1%
    Provision for Income Taxes            451     516  -12.6%     392   15.1%
            Net Income                   $849    $938   -9.5%    $718   18.2%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,835   1,836   -0.1%   1,836   -0.1%
       Earnings Per Share               $0.46   $0.51   -9.8%   $0.39   17.9%

    * - Not meaningful.

    Selected Financial and Operating
     Data

    Operating income                   $1,634  $1,714   -4.7%  $1,439   13.6%
    Operating margin                    19.2%   25.6% -640 bps  17.3%  190 bps

    Declared dividends per share        $0.29   $0.27    7.4%   $0.27    7.4%
    Capital expenditures                 $829    $731   13.4%    $750   10.5%

    Common shares outstanding           1,832   1,831    0.1%   1,831    0.1%
    Book value per share               $13.10  $11.75   11.5%  $12.93    1.3%
    Total employees                    62,524  64,113   -2.5%  62,636   -0.2%



                                                        Year-to-Date
                                                2005       2004        Growth
    Operating Revenues
        Communications group                   $9,058      $9,005        0.6%
        Domestic wireless                       6,735       3,262      106.5%
        Advertising and publishing              1,015         986        2.9%
        All other                                  26          19       36.8%
            Total Operating Revenues           16,834      13,272       26.8%

    Operating Expenses
        Cost of services and products           6,499       4,682       38.8%
        Selling, general, & administrative
         expenses                               4,150       2,983       39.1%
        Depreciation and amortization           3,112       2,259       37.8%
            Total Operating Expenses           13,761       9,924       38.7%
    Operating Income                            3,073       3,348       -8.2%
    Interest Expense                              795         540       47.2%
    Other Income (Expense), net                   132          12         N/M
    Income Before Income Taxes                  2,410       2,820      -14.5%
    Provision for Income Taxes                    843         994      -15.2%
              Net Income                       $1,567      $1,826      -14.2%

    Diluted:
        Weighted Average Common Shares
         Outstanding                            1,835       1,837       -0.1%
        Earnings Per Share                      $0.85       $0.99      -14.1%

    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                           $3,073      $3,348       -8.2%
    Operating margin                            18.3%       25.2%     -690 bps

    Declared dividends per share                $0.56       $0.52        7.7%
    Capital expenditures                       $1,579      $1,366       15.6%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Second Quarter 2005
                                               Normalized Items

                            Discon- Contin-            Merger
                             tinued   uing            Integra- Debt
                             Opera-  Opera-             tion   Exting.
                              tions  tions   Cingular   Costs  Costs
                      GAAP      C   (GAAP-C)     A        E      F    Normalized
Operating Revenues   $5,142   $-    $5,142   $3,381      $-     $-       $8,523
Operating Expenses    3,792    -     3,792    3,178     (81)     -        6,889
Operating Income      1,350    -     1,350      203      81      -        1,634
Interest Expense        285    -       285      107       -      -          392
Other Income
 (Expense), net         124    -       124      (86)      -     20           58
Income from
 Continuing
 Operations before
 Income Taxes         1,189    -     1,189       10      81     20        1,300
Provision for
 Income Taxes           394    -       394       10      39      8          451
Income from
 Continuing
 Operations             795    -       795        -      42     12          849
Income (Loss) from
 Discontinued
 Operations, net
 of tax                   -    -         -        -       -      -            -
        Net Income     $795   $0      $795       $0     $42    $12         $849

Diluted Earnings
 Per Share            $0.43  $0.00   $0.43    $0.00   $0.02  $0.01        $0.46



Year-to-Date 2005
                                                     Normalized Items

                            Discon- Contin-            Merger
                             tinued   uing            Integra- Debt
                             Opera-  Opera-             tion   Exting.
                              tions   tions  Cingular   Costs  Costs
                       GAAP    C   (GAAP-C)     A         E      F    Normalized

Operating Revenues  $10,233   $-   $10,233   $6,601      $-     $-      $16,834
Operating Expenses    7,531    -     7,531    6,353    (123)     -       13,761
Operating Income      2,702    -     2,702      248     123      -        3,073
Interest Expense        576    -       576      219       -      -          795
Other Income (Expense),
 net                    100    -       100      (10)      -     42          132
Income from Continuing
 Operations before
 Income Taxes         2,226    -     2,226       19     123     42        2,410
Provision for Income
 Taxes                  748    -       748       19      60     16          843
Income from Continuing
 Operations           1,478    -     1,478        -      63     26        1,567

Income (Loss) from
 Discontinued
 Operations,
 net of tax             381   (381)      -        -       -      -            -
     Net Income      $1,859  ($381) $1,478       $0     $63    $26       $1,567

Diluted Earnings Per
 Share *              $1.01 ($0.21)  $0.80    $0.00   $0.03  $0.01        $0.85

 * Normalized earnings per share for year-to-date 2005 does not sum due to rounding.

     BellSouth Corporation
     Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

Second Quarter 2004

                                              Normalizing Items
                              Discon- Contin-
                               tinued   uing
                                Opera- Opera-
                                tions   tions  Cingular  Rounding  Normalized
                       GAAP      C   (GAAP-C)     A

Operating Revenues   $5,083     $-    $5,083   $1,623       $-       $6,706
Operating Expenses    3,641      -     3,641    1,351        -        4,992
Operating Income      1,442      -     1,442      272        -        1,714
Interest Expense        211      -       211       57        -          268
Other Income (Expense),
 net                    224      -       224     (215)      (1)           8
Income from Continuing
 Operations before Income
 Taxes                1,455      -     1,455        -       (1)       1,454
Provision for Income
 Taxes                  516      -       516        -        -          516
Income from Continuing
 Operations             939      -       939        -       (1)         938
Income (Loss) from
 Discontinued Operations,
 net of tax              57    (57)        -        -        -            -
    Net Income         $996    $57)     $939       $0      ($1)        $938

Diluted Earnings
 Per Share            $0.54 ($0.03)    $0.51    $0.00   ($0.00)       $0.51




Year-to-Date 2004

                                                Discontinued Continuing
                                                 Operations  Operations
                                         GAAP        C       (GAAP - C)
Operating Revenues                      $10,059       $-       $10,059
Operating Expenses                        7,259        -         7,259
Operating Income                          2,800        -         2,800
Interest Expense                            426        -           426
Other Income (Expense), net                 854        -           854
Income from Continuing Operations
 before Income Taxes                      3,228        -         3,228
Provision for Income Taxes                1,139        -         1,139
Income from Continuing Operations         2,089        -         2,089
Income (Loss) from Discontinued
 Operations, net of tax                     506     (506)            -
        Net Income                       $2,595    ($506)       $2,089

Diluted Earnings Per Share *              $1.41   ($0.28)        $1.14

* Normalized earnings per share for year-to-date 2004 does not sum due to rounding.



Year-to-Date 2004                Normalizing Items

                                   Sale of  Regulatory
                          Cingular Sonofon Settlement  Rounding
                             A        B         D               Normalized
Operating Revenues         $3,163     $-       $50       $-       $13,272
Operating Expenses          2,668      -        (3)       -         9,924
Operating Income              495      -        53        -         3,348
Interest Expense              114      -         -        -           540
Other Income (Expense), net  (379)  (462)        -       (1)           12
Income from Continuing
 Operations before
 Income Taxes                   2   (462)       53       (1)        2,820
Provision for Income Taxes      2   (167)       20        -           994
Income from Continuing
 Operations                     -   (295)       33       (1)        1,826
Income (Loss) from
 Discontinued
 Operations, net of tax         -      -         -        -             -
        Net Income             $0  ($295)      $33      ($1)       $1,826

Diluted Earnings Per Share* $0.00 ($0.16)    $0.02   ($0.00)        $0.99

* Normalized earnings per share for year-to-date 2004 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4) (amounts in millions, except per share data)

     Our normalized earnings have been adjusted for the following:

     (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

     (b)  Gain related to the sale of our operations in Denmark.

     (c) Discontinued Operations -- In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and thus excluded from normalized results. The first quarter 2005 results include an after-tax gain of $390 related to the final 2 of the 10 properties that were closed in January.

     (d) Regulatory Settlement -- In April 2004, BellSouth entered into a settlement agreement with respect to previously disclosed litigation (See 2004 10K for further discussion).

     (e) Wireless merger integration costs -- Represents BellSouth's 40% share of tax-effected wireless merger integration costs of $105 incurred during the 1st quarter 2005 and $204 incurred during 2nd quarter 2005 in connection with the Cingular/AWE merger. Integration costs include one-time cash outlays or specified non- cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

     (f) Debt extinguishment costs -- Represents one-time expenses associated with the early extinguishment of $400 of long-term debt in 1st quarter 2005 and one-time expenses associated with the early extinguishment of $300 of long-term debt in 2nd quarter 2005.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                                       Change           Change
                                     June 30,  Dec. 31, vs.   March 31,  vs.
                                                       Prior            Prior
                                       2005     2004   Year     2005   Quarter

    Assets
    Current Assets:
      Cash and cash equivalents        $485     $680    ($195)    $516   ($31)
      Short-term investments              0       16      (16)       0      0
      Accounts receivable, net of
       allowance for uncollectibles
       of $287, $317, and $291        2,480    2,559      (79)   2,467     13
      Material and supplies             335      321       14      308     27
      Other current assets              951    1,055     (104)     907     44
      Assets of discontinued
       operations                         0    1,068   (1,068)       0      0
        Total Current Assets          4,251    5,699   (1,448)   4,198     53

    Investment in and Advances to
     Cingular Wireless               21,952   22,771     (819)  22,265   (313)
    Property, Plant and Equipment,
     net                             21,853   22,039     (186)  21,913    (60)
    Other Assets                      7,741    7,400      341    7,512    229
    Goodwill                              0        0        0        0      0
    Intangible Assets, net            1,529    1,587      (58)   1,557    (28)
    Total Assets                    $57,326  $59,496  ($2,170) $57,445  ($119)

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one year  $3,293   $5,475  ($2,182)  $4,149  ($856)
      Accounts payable                1,027    1,047      (20)     994     33
      Other current liabilities       3,444    3,018      426    3,049    395
      Liabilities of discontinued
       operations                         0      830     (830)       0      0
        Total Current Liabilities     7,764   10,370   (2,606)   8,192   (428)

    Long-Term Debt                   14,399   15,108     (709)  14,669   (270)

    Noncurrent Liabilities:
      Deferred income taxes           6,594    6,492      102    6,351    243
      Other noncurrent liabilities    4,575    4,460      115    4,557     18
        Total Noncurrent
         Liabilities                 11,169   10,952      217   10,908    261

    Shareholders' Equity:
      Common stock, $1 par value      2,020    2,020        0    2,020      0
      Paid-in capital                 7,836    7,840       (4)   7,810     26
      Retained earnings              20,053   19,267      786   19,802    251
      Accumulated other
       comprehensive income             (70)    (157)      87      (80)    10
      Shares held in trust and
       treasury                      (5,845)  (5,904)      59   (5,876)    31
        Total Shareholders' Equity   23,994   23,066      928   23,676    318
    Total Liabilities and
     Shareholders' Equity           $57,326  $59,496  ($2,170) $57,445  ($119)

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)
                                                                    Year-To-Date
                                        2Q05    2Q04    1Q05   2005    2004


    Cash Flows from Operating
     Activities:
    Income from Continuing Operations   $795    $939    $683  $1,478  $2,089
    Adjustments to income from
     continuing operations:
      Depreciation and amortization      916     914     918   1,834   1,812
      Provision for uncollectibles        80      80      85     165     195
      Net losses (earnings) of equity
       affiliates                        (68)   (151)     80      12    (255)
      Deferred income taxes              162     434     (45)    117     603
      Net (gains) losses on sale or
       impairment of equity
       securities                          -       -       -       -       3
      Pension income                    (133)   (121)   (133)   (266)   (242)
      Pension settlement (gains)
       losses                              -       -       -       -       -
      Stock-based compensation
       expense                            23      30      25      48      58
      Loss on extinguishment of debt      20       -      22      42       -
      (Gain) loss on sale/disposal of
       operations                          -       -       -       -    (462)
    Net change in:
      Accounts receivable and other
       current assets                    (79)   (116)    (84)   (163)   (124)
      Accounts payable and other
       current liabilities               368      47      23     391     103
      Deferred charges and other
       assets                            (60)    (37)     20     (40)    (62)
      Other liabilities and deferred
       credits                           101      24     103     204      33
    Other reconciling items, net          26      26      21      47      46
      Net cash provided by operating
       activities                      2,151   2,069   1,718   3,869   3,797

    Cash Flows from Investing
     Activities:
    Capital expenditures                (829)   (731)   (750) (1,579) (1,366)
    Purchase of short-term
     investments                           -  (1,022)    (12)    (12) (1,846)
    Proceeds from sale of short-term
     investments                           -     478      28      28   1,036
    Investments in debt and equity
     securities                          (71)   (276)    (32)   (103)   (416)
    Investments in and advances to
     equity affiliates                     -       -      (2)     (2)      -
    Net short term (advances to)
     repayments from Cingular            266       -     400     666       -
    Proceeds from sale of securities
     and operations                       15       -     929     944     559
    Proceeds from repayment of loans
     and advances                        121       -       2     123     109
    Settlement of derivatives on
     advances                              -       -       -       -     (17)
    Other investing activities, net       (9)     10      (3)    (12)      5
      Net cash provided by (used for)
       investing activities             (507) (1,541)    560      53  (1,936)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                    (571)     23  (1,093) (1,664)   (339)
    Proceeds from long-term debt           -     696       -       -     696
    Repayments of long-term debt        (613)   (214)   (669) (1,282)   (221)
    Dividends paid                      (494)   (457)   (494)   (988)   (914)
    Purchase of treasury shares           (6)    (99)    (77)    (83)    (99)
    Other financing activities, net        9       3       6      15      51
      Net cash used for financing
       activities                     (1,675)    (48) (2,327) (4,002)   (826)

    Net Increase/(Decrease) in Cash
     from Continuing Operations          (31)    480     (49)    (80)  1,035
    Net Increase/(Decrease) in Cash
     from Discontinued Operations          -    (176)   (115)   (115)   (185)
      Net Increase (Decrease) in Cash
       and Cash Equivalents              (31)    304    (164)   (195)    850
    Cash and Cash Equivalents at
     Beginning of Period                 516   3,493     680     680   2,947
    Cash and Cash Equivalents at End
     of Period                          $485  $3,797    $516    $485  $3,797

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                     2Q05    2Q04   Growth     1Q05  Growth

    Operating Revenues
       Voice                       $3,155  $3,154    0.0%     $3,154   0.0%
       Data                         1,165   1,115    4.5%      1,160   0.4%
       Other                          305     323   -5.6%        304   0.3%
          Total Operating Revenues  4,625   4,592    0.7%      4,618   0.2%
    Operating Expenses
       Cost of services and
        products                    1,850   1,724    7.3%      1,853  -0.2%
       Selling, general, &
        administrative expenses       775     758    2.2%        738   5.0%
       Depreciation and amortization  910     908    0.2%        910   0.0%
          Total Operating Expenses  3,535   3,390    4.3%      3,501   1.0%
    Segment Operating Income        1,090   1,202   -9.3%      1,117  -2.4%
    Interest Expense                  100      90   11.1%         98   2.0%
    Other Income (Expense), net        20       6  233.3%         11  81.8%
    Income Before Income Taxes      1,010   1,118   -9.7%      1,030  -1.9%
    Provision for Income Taxes        350     403  -13.2%        366  -4.4%
            Segment Net Income(1)    $660    $715   -7.7%       $664  -0.6%

    Selected Financial and
     Operating Data

    (amounts in millions)
    Segment operating income       $1,090  $1,202   -9.3%     $1,117  -2.4%
    Segment operating margin        23.6%   26.2%   -260 bps   24.2%  -60 bps

    Long distance revenues           $580    $479   21.1%       $578   0.3%

    Switched Access MOUs           15,617  17,755  -12.0%     16,151  -3.3%
    BSLD MOUs                       6,301   4,998   26.1%      6,011   4.8%
      Total Access minutes
       of use                      21,918  22,753   -3.7%     22,162  -1.1%

    Capital expenditures             $826    $726   13.8%       $742  11.3%
    (amounts in thousands)
    Wholesale lines                 2,664   3,139  -15.1%      2,882  -7.6%
    DSL customers                   2,473   1,738   42.3%      2,349   5.3%
    LD customers                    6,771   5,131   32.0%      6,470   4.7%

    Consumer ARPU (4)              $58.39  $55.33    5.5%     $58.25   0.2%



    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                                        Year-To-Date
                                                2005        2004       Growth
    Operating Revenues
        Voice                                  $6,309      $6,323       -0.2%
        Data                                    2,325       2,206        5.4%
        Other                                     609         627       -2.9%
            Total Operating Revenues            9,243       9,156        1.0%
    Operating Expenses
        Cost of services and products           3,703       3,465        6.9%
        Selling, general, & administrative
         expenses                               1,513       1,503        0.7%
        Depreciation and amortization           1,820       1,799        1.2%
            Total Operating Expenses            7,036       6,767        4.0%
    Segment Operating Income                    2,207       2,389       -7.6%
    Interest Expense                              198         183        8.2%
    Other Income (Expense), net                    31           9      244.4%
    Income Before Income Taxes                  2,040       2,215       -7.9%

    Provision for Income Taxes                    716         803      -10.8%
              Segment Net Income(1)            $1,324      $1,412       -6.2%

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income                   $2,207      $2,389       -7.6%
    Segment operating margin                    23.9%       26.1%    -220  bps

    Long distance revenues                     $1,158        $919       26.0%

    Switched Access MOUs                       31,768      36,474      -12.9%
    BSLD MOUs                                  12,312       9,572       28.6%
      Total Access minutes of use              44,080      46,046       -4.3%

    Capital expenditures                       $1,568      $1,352       16.0%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group --   Network Access Lines In Service Reported (a)

                                        2Q05    2Q04   Growth   1Q05   Growth
    Access lines
       Residence
           Retail
               Primary                 11,595  11,876   -2.4%  11,752   -1.3%
               Additional               1,257   1,447  -13.1%   1,304   -3.6%
              Total Retail Residence   12,852  13,323   -3.5%  13,056   -1.6%
           Wholesale
               Resale                     151     127   18.9%     133   13.5%
               UNE-P                    1,689   2,149  -21.4%   1,886  -10.4%
              Total Wholesale
               Residence                1,840   2,276  -19.2%   2,019   -8.9%
       Total Residence                 14,692  15,599   -5.8%  15,075   -2.5%

       Business
           Retail
               Total Retail Business    5,253   5,282   -0.5%   5,251    0.0%
           Wholesale
               Resale                      59      63   -6.3%      60   -1.7%
               UNE-P                      700     740   -5.4%     737   -5.0%
              Total Wholesale Business    759     803   -5.5%     797   -4.8%
       Total Business                   6,012   6,085   -1.2%   6,048   -0.6%

       Other Retail/Wholesale Lines
               Retail                      31      42  -26.2%      30    3.3%
               Wholesale                   65      60    8.3%      66   -1.5%
       Total Other Retail/Wholesale
        Lines                              96     102   -5.9%      96    0.0%

       Total Access Lines in Service   20,800  21,786   -4.5%  21,219   -2.0%

       ISDN line equivalents
             Residence                      7      11  -36.4%       9  -22.2%
             Business                   1,421   1,477   -3.8%   1,416    0.4%
       Total ISDN Adjusted ALIS        22,228  23,274   -4.5%  22,644   -1.8%
    Access Line Equivalents (b)
       Selected digital data services:
             Unbundled Loops              298     343  -13.1%     298    0.0%
             DS0 & ADSL                15,079  10,695   41.0%  14,335    5.2%
             DS1                        8,028   7,475    7.4%   7,861    2.1%
             DS3 & higher              32,861  32,547    1.0%  32,449    1.3%
       Total digital data lines in
        service                        56,266  51,060   10.2%  54,943    2.4%

    Total equivalent access lines in
     service                           78,494  74,334    5.6%  77,587    1.2%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
    (b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                       2Q05    2Q04   Growth   1Q05   Growth

    Operating Revenues
       Service revenues (2)           $3,087  $1,534  101.2%  $2,968     4.0%
       Equipment and other revenues      356     141  152.5%     324     9.9%
          Total Operating Revenues     3,443   1,675  105.6%   3,292     4.6%
    Operating Expenses
       Cost of services and products   1,401     592  136.7%   1,375     1.9%
       Selling, general,
        & administrative expenses      1,151     585   96.8%   1,159    -0.7%
       Depreciation and amortization     608     226  169.0%     670    -9.3%
          Total Operating Expenses     3,160   1,403  125.2%   3,204    -1.4%
    Segment Operating Income             283     272    4.0%      88   221.6%
    Interest Expense                     130      80   62.5%     135    -3.7%
    Other Income (Expense), net           (4)    (52)  92.3%       4  -200.0%
    Income Before Income Taxes           149     140    6.4%     (43)     N/M*
    Provision for Income Taxes            72      51   41.2%     (10)     N/M
            Segment Net Income (1)       $77     $89  -13.5%    ($33)     N/M
    * - Not meaningful.

    Selected Financial and Operating Data
    (amounts in millions, except customer data in thousands)

    Segment operating income             $283    $272    4.0%     $88  221.6%
    Segment operating margin             8.2%   16.2%  -800 bps   2.7% 550 bps
    Cellular/PCS Operating Metrics
     (100% Cingular):
       Total Customers                 51,596  25,044  106.0%  50,369    2.4%
       Net Customer Additions           1,071     428  150.2%   1,419  -24.5%
       Partitioned Customers and/or
        Adjustments                       156      (2)    N/M    (159) 198.1%
       Churn                             2.2%    2.7%  -50 bps   2.2%    0 bps
       Wireless Service ARPU (3)       $50.43  $50.75   -0.6%  $49.59    1.7%
       Minutes Of Use Per
        Subscriber(4)                     704     568   23.9%     642    9.7%
       Licensed POPs (5)                  292     243   20.2%     292    0.0%
       Penetration (5)                  18.0%   11.1%  690 bps  17.7%   30 bps

    PROFORMA                            2Q05    2Q04   Growth   1Q05   Growth

       Service Revenue                  3,087   2,981    3.6%   2,968    4.0%
       Total Revenue (40%)              3,443   3,267    5.4%   3,292    4.6%
       Net Adds (100%)                  1,071     424  152.6%   1,419  -24.5%
       ARPU                            $50.43  $53.42   -5.6%  $49.59    1.7%

    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.



    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                                       Year-To-Date
                                               2005        2004       Growth

    Operating Revenues
        Service revenues (2)                   $6,055      $2,967      104.1%
        Equipment and other revenues              680         295      130.5%
            Total Operating Revenues            6,735       3,262      106.5%
    Operating Expenses
        Cost of services and products           2,776       1,186      134.1%
        Selling, general, & administrative
         expenses                               2,310       1,133      103.9%
        Depreciation and amortization           1,278         447      185.9%
            Total Operating Expenses            6,364       2,766      130.1%
    Segment Operating Income                      371         496      -25.2%
    Interest Expense                              265         159       66.7%
    Other Income (Expense), net                   -           (99)     100.0%
    Income Before Income Taxes                    106         238      -55.5%
    Provision for Income Taxes                     62          90      -31.1%
              Segment Net Income (1)              $44        $148      -70.3%
    * - Not meaningful.

    Selected Financial and Operating Data
    (amounts in millions, except customer data in thousands)

                                                 2005        2004      Growth
    Segment operating income                     $371        $496      -25.2%
    Segment operating margin                     5.5%       15.2%     -970 bps
    Cellular/PCS Operating Metrics
     (100% Cingular):
        Total Customers                        51,596      25,044      106.0%
        Net Customer Additions                  2,490         982      153.6%
        Partitioned Customers and/or
         Adjustments                               (3)         35     -108.6%
        Churn                                    2.2%        2.7%      -50 bps
        Wireless Service ARPU (3)              $50.01      $49.54        0.9%
        Minutes Of Use Per Subscriber (4)         674         547       23.2%
        Licensed POPs (5)                         292         243       20.2%
        Penetration (5)                         18.0%       11.1%      690 bps



    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                            2Q05   2Q04  Growth   1Q05  Growth

    Operating Revenues
       Advertising and publishing revenues   481    466   3.2%     475    1.3%
       Commission revenues                    50     45  11.1%      16  212.5%
          Total Operating Revenues           531    511   3.9%     491    8.1%
    Operating Expenses
       Cost of services                       99     90  10.0%      90   10.0%
       Selling, general, & administrative
        expenses                             180    167   7.8%     163   10.4%
       Depreciation and amortization           7      7   0.0%       7    0.0%
          Total Operating Expenses           286    264   8.3%     260   10.0%
    Segment Operating Income                 245    247  -0.8%     231    6.1%
    Interest Expense                           2      2   0.0%       3  -33.3%
    Other Income (Expense), net                1      1   0.0%      (1) 200.0%
    Income Before Income Taxes               244    246  -0.8%     227    7.5%
    Provision for Income Taxes                90     96  -6.3%      86    4.7%
            Segment Net Income(1)           $154   $150   2.7%    $141    9.2%

    Segment operating income                $245   $247  -0.8%    $231    6.1%
    Segment operating margin               46.1%  48.3% -220 bps  47.0%  -90 bps

    * - Not meaningful.



    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                                        Year-To-Date
                                                2005       2004       Growth
      Operating Revenues
        Advertising and publishing
         revenues                                956        932         2.6%
        Commission revenues                       66         61         8.2%
            Total Operating Revenues           1,022        993         2.9%
    Operating Expenses
        Cost of services                         189        170        11.2%
        Selling, general, & administrative
         expenses                                343        323         6.2%
        Depreciation and amortization             14         14         0.0%
            Total Operating Expenses             546        507         7.7%
    Segment Operating Income                     476        486        -2.1%
    Interest Expense                               5          4        25.0%
    Other Income (Expense), net                  -            1      -100.0%
    Income Before Income Taxes                   471        483        -2.5%
    Provision for Income Taxes                   176        186        -5.4%
              Segment Net Income(1)             $295       $297        -0.7%

    Segment operating income                    $476       $486        -2.1%
    Segment operating margin                    46.6%      48.9%      -230 bps

    * - Not meaningful.

    BellSouth Corporation
    Notes

     (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.


     (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

     (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business. Consumer ARPU is defined as consumer revenues during the period divided by average primary access lines during the period. Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

     (4) Total Minutes of Use per Cell/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

     (5) Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service including areas where Cingular has not yet commenced service. Penetration calculation for 2Q05 is based on licensed "operational" POP's of 292 million.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income
                                                                    Year-to-Date
                                           2Q05  2Q04    1Q05    2005    2004
    Communications group segment net
     income                                $660  $715    $664  $1,324  $1,412
    Domestic wireless group segment net
     income                                  77    89     (33)     44     148
    Advertising and publishing group
     segment net income                     154   150     141     295     297
    Corporate, eliminations and other       (42)  (16)    (54)    (96)    (31)
    Normalized net income                   849   938     718   1,567   1,826
      Add back Excluded non-recurring or
       non-operational items (a)            (54)   58     346     292     769
    Consolidated GAAP net income           $795  $996  $1,064  $1,859  $2,595


             Free Cash Flow                                     Year-to-Date
                                        2Q05    2Q04    1Q05    2005    2004
    Net cash provided by operating
     activities                        $2,151  $2,069  $1,718  $3,869  $3,797
      Less Capital Expenditures          (829)   (731)   (750) (1,579) (1,366)
    Operating Free Cash Flow           $1,322  $1,338    $968  $2,290  $2,431


                 Net Debt
                                            June 30,  December 31, March 31,
                                              2005        2004        2005
    Total Debt                               $17,692     $20,583     $18,818
      Less Cash                                 (485)       (680)       (516)
    Net Debt                                 $17,207     $19,903     $18,302


    Communications Group Operating Income before Depreciation
    and Amortization                                            Year-to-Date
                                        2Q05    2Q04    1Q05    2005    2004
    Operating Revenues                 $4,625  $4,592  $4,618  $9,243  $9,156
    Operating Income                    1,090   1,202   1,117   2,207   2,389
      Add back Depreciation and
       amortization                       910     908     910   1,820   1,799
    Operating Income before
     Depreciation and Amortization     $2,000  $2,110  $2,027  $4,027  $4,188
    Margin                              43.2%   45.9%   43.9%   43.6%   45.7%


    Domestic Wireless Operating Income before Depreciation and
    Amortization                                                Year-to-Date
                                        2Q05    2Q04    1Q05    2005    2004
    Service revenues                   $3,087  $1,534  $2,968  $6,055  $2,967
    Equipment and other revenues          356     141     324     680     295
    Operating revenues                  3,443   1,675   3,292   6,735   3,262
    Operating Income                      283     272      88     371     496
    Operating Margin (Operating income
     divided by operating revenues)(b)   8.2%   16.2%    2.7%    5.5%   15.2%
      Add back Depreciation and
       amortization                       608     226     670   1,278     447
    Operating Income before
     Depreciation and Amortization       $891    $498    $758  $1,649    $943
    Margin (Operating Income before
     Depr & Amort divided by service
     revenues) (b)                      28.9%   32.5%   25.5%   27.2%   31.8%

    Domestic Wireless Proforma Revenue
                                               2Q05        2Q04        1Q05
    Operating Revenue                         $3,443      $1,675      $3,292
      Add back Proforma Adjustments (c)          -         1,592         -
    Total Operating Revenue (Proforma)        $3,443      $3,267      $3,292

    Domestic Wireless Proforma ARPU
                                               2Q05        2Q04        1Q05
    Service revenues                          $3,087      $1,534      $2,968
      Less Mobitex data revenues                 -            24         -
      Add back Proforma Adjustments (c)          -         1,447         -
    Service revenue used to calculate
     Proforma ARPU                            $3,087      $2,957      $2,968
    ARPU (Proforma)                           $50.43      $53.42      $49.59

    (a) See pages 3 and 4 for detail of excluded items.
    (b) Margin calculations for our domestic wireless segment represents 40% of Cingular's margin calculations adjusted for the related normalized items as presented on pages 3-4.
    (c) These adjustments are consistent in nature with those set forth in Cingular's Form 8-K/A dated November 29, 2004.